As filed with the Securities and Exchange Commission on November 30, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UDEMY, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1779864
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Harrison Street, 3rd Floor

San Francisco, California 94107

(Address of principal executive offices, including zip code)

2010 Equity Incentive Plan, as amended

(Full title of the plan)

Gregg Coccari

President and Chief Executive Officer

Udemy, Inc.

600 Harrison Street, 3rd Floor

San Francisco, California 94107

(415) 813-1710

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Tony Jeffries Yoichiro Taku Lianna Whittleton Christina Poulsen Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Ken Hirschman Victoria Nemiah Sarah Tian Udemy, Inc. 600 Harrison Street, 3rd Floor San Francisco, California 94107 (415) 813-1710

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.00001 per share, issued pursuant to stock options granted under the 2010 Equity Incentive Plan, as amended(3)	914,846	$26.10	$23,877,480.60	$2,213.45

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Form S-8 (this “Registration Statement”) shall also cover any additional shares of the registrant’s common stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant’s common stock.

(2)

Estimated in accordance with Rule 457(c) under the Securities Act (“Rule 457(c)”), the proposed maximum offering price per share is based on the average high and low prices of the registrant’s common stock as reported on the Nasdaq Global Select Market as of November 26, 2021.

(3)

Represents 914,846 shares of common stock under the Udemy, Inc. 2010 Equity Incentive Plan, as amended (the “Plan”) issued to certain employees, consultants, and advisors of the registrant upon exercise of stock option awards or pursuant to restricted stock awards.

EXPLANATORY NOTE

This Registration Statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of common stock (the “Shares”) of Udemy, Inc. (“us”, “we” or the “registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain stockholders that are current and former employees, consultants, and advisors of the registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom such Selling Stockholder is acting in concert for the purpose of selling the registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

UDEMY, INC.

914,846 Shares of Common Stock

This prospectus relates to 914,846 shares of common stock, par value $0.00001 per share (the “Shares”), of Udemy, Inc., which may be offered from time to time by certain stockholders that are our current or former employees, consultants, and advisors (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to the Plan.

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this Registration Statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of our common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements. Our common stock is listed on the Nasdaq Global Select Market under the symbol “UDMY.” On November 29, 2021, the closing price of our common stock was $27.18 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom such Selling Stockholder is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 2 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 30, 2021

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

“Udemy,” our logo, and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Udemy, Inc. Other trademarks and trade names referred to in this prospectus are the property of their respective owners.

Unless the context otherwise requires, the terms “Udemy,” “the company,” “we,” “us,” and “our” in this prospectus refer to Udemy, Inc. and its consolidated subsidiaries.

THE COMPANY

Udemy, Inc.

Our mission is to create new possibilities for people and organizations everywhere by connecting them to the knowledge and skills they need to succeed in a changing world. Our marketplace platform, with thousands of up-to-date courses in dozens of languages, provides the tools that learners, instructors, and organizations need to achieve their goals and reach their full potential.

We believe traditional education and training methods are fast becoming outdated. Technological advancements and novel industries have significantly altered the types of skills required of workers, and lifelong training and continuous skills acquisition are becoming the norm. There is a clear need to expand access to learning across traditional barriers such as geography and social demographics.

Udemy operates a two-sided marketplace where our instructors develop content to meet learner demand. Courses can be accessed through our direct-to-consumer or Udemy Business, or UB, offerings. Our platform provides over 44 million learners with access to over 183,000 courses in 75 languages and over 180 countries. Since inception, more than 73 million users have registered with Udemy.

Udemy courses address learning objectives such as reskilling or upskilling in technology and business, enhancing soft skills, and personal development. We analyze platform data to better determine our learners’ needs, helping us match individuals with relevant courses and, within UB, learning paths for a more personalized experience. Our learners also receive access to interactive learning tools such as quizzes, exercises, and instructor questions-and-answers, or Q&A.

Within our marketplace and UB catalog, we provide learners with high-quality content by prioritizing courses based on factors such as learner feedback and ratings, topic relevance, content quality, and instructor engagement.

Corporate Information

We were incorporated in January 2010 as a Delaware corporation. Our principal executive offices are located at 600 Harrison Street, 3rd Floor, San Francisco, California 94107, and our telephone number is (415) 813-1710. Our website address is www.udemy.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our common stock.

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-260042), originally filed with the Securities and Exchange Commission on October 5, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our common stock.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of November 15, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Common Stock Being Offered.”

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

We have based our calculation of the percentage of beneficial ownership prior to this offering on 138,276,679 shares of our common stock outstanding as of November 15, 2021.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding any shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days following November 15, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Udemy, Inc., 600 Harrison Street, 3rd Floor, San Francisco, California 94107.

	Common Stock Beneficially Owned Prior to the Offering		Common Stock Being Offered	Common Stock Beneficially Owned After the Offering(1)
Selling Stockholder	Shares	Percentage	Shares	Shares	Percentage
Named Selling Stockholders(2)	2,154,755	1.6%	914,846	1,239,909	*

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.

(2)

Includes the following 202 named non-affiliate selling stockholders: Lianne Misae Achilles, Christian Ambriz, Duygu Aralioglu Sahin, Jessie Babiarz, Samuel Kawika Baker, Eric David Batalden, Melissa Belardi, Katherine Elizabeth Bent, Vladimir Berkovsky, Surabhi Bhambri, Justin Black, Chen Blatman, Eric Bloch, Quincy Brodeur-Adamo, Aidan Buckley, Kaitlyn Burke, Rebecca Burling, Maria Burton, Mathilde Caron, James Chan, Rodney Chan, Shunmugavel Chandran, Beverly Chang, Rebecca Cho, Jennifer Chow, Natalie Lea Chun, Austin Collier, Jonathan Cremin, Melda Dadandi, Raka Dalal, Nava Dallal, Taylor Daw, Mustafa Demir, Danielle Demoret, Nidhi Mukesh Desai, Marni Deshong, Chuong Do, David Eames Ellis III, Mollie Epstein, Hamza Erbay, Mehmet Enes Ergul, Audrey Hart Espey, Rachel Feldman, Noah Danyon Ferns, Michelle Fiesta, Marie Foley, Jessica Frankel, Justin Gandelman, Eleanor Goodspeed, Sarvani Gorti, Franklin Gray, Keerthana Gunda, Akaash Gupta, Charles Guthrie, Jessica Gutierrez, Hana Nakayama Hall, Gregory Hamik, Ned Hamilton, Lauren Hargarten, James Harmoush, Emily Heaton, Travis Heim, Erin Higgins, Natalie Hiser, James Hou, Kelly Howard, Cheng Hu, Shannon Rao Hughes, Richard Glenn Hutcheson, William Spencer Ivey, Zhuxin Jia, Consuelo Jimenez, Era Johal, Tetyana Kaltovich, Akshay Kamath, Hoon Kang, Rachel Kaplan, Annette Kasper, Terrence Katzenbaer, Alexander Keating, Michael Kehoe, Joshua Keller-Fish, Kathryn Kelley, Jerry Kenney, Nikolai Khlytin, Young K Kim, Michael Klug, Anna Koch, Kevin Michael Kurtz, Umaru Lamin, MacKenzie Moore Lange, Rusty Larner, Lee Laughridge, Chong Lee, Dong Hyun Lee, Janet Lee, Courtney LeGates, Eugenia Leong, Christine Liu, Emily Claire Lookabaugh, Julien Lounis, Tracy Ann Mahon, Ashish Mangalam, Eloise Marszalek, Raul Martin Rodriguez, Jay Martinage, Elana Raquel Martinez, Linto Mathew, Hajime Matsukata, Christine Mavraganis, Marshall Edwards Mawson, Barry McEvoy, Jeffrey McEvoy, Karishma Mehta, Krina Mehta, Leonardo Melo, Kristine Mercado, Donna M Mitchell, Jill Moreman, Mallory Mosk, Alexander Blackburn Mozes, Ankur Mukerji, Joseph Mullen, Danica Murphy, Sabri Mutlucag, Dan Nagler, Kanako Naito, Trevor Nemanic, Victoria Nemiah, Arman Nobari, Elizabeth Noble, Jonathan Paul Normington, Mary O’Gorman, Michael James Palisano, Kathryn Pantell, Sunah Park, Alex Patalano, Meghna Patel, Luke Perkerwicz, Kyle Perlmutter, Charles Pham, Loic Pichot, Rebecca Pirkle, Angjeliqi Bora Plaku, Milorad Pop-Tosic, Alexander

Pruzinsky, Tina Raeisi, Arturo Ramirez, Victoria Ramirez, Nicolaus Ramos, Alejandra Maria Ruiz, Kei Sakaguchi, Ali Ahmad Salahi, Omar Samara, Benjamin Sangree, Rebecca Scholl, Andrew Schriner, Kelly Schwarze, Ryan Scott, Silvia Seceleanu, Peter Moore Sefton, Rachael Seidenberg, Yosef Sekander, Harshit Shah, Ridhi Shah, Elizabeth Shober, Irina Shumsky, Fernanda Silveira, Kevin Sloan, Tina So, Jilles Soeters, Natalia Sourdis, Anze Sparovec, Alfredo Stockder Velasco, Phillip Stone, Michelle Sullera, Nathaniel M Sullins, Daniel Sulpizi, Ellie Sun, Shilpa Sure, Brian Swenson, Patrick Tang, Cortney Tiscornia, Samantha Tong, Dionna Truong, Brian Tsui, Kiran Jonathan Umapathy, Ted van den Berg, Austin Wang, Yumei Wang, Alex Warner, Matt Weathers, John Paul Myo Min Win, Greg Witzig, Deanna Wolverton, Justin Wong, Bixing Yan, Kevin Hong-Yee Yang, Tianherng Joshua Yang, Luyang Yu, William Harrison Yuhas, and Sarah Ziani. Each of these persons beneficially owns less than 1% of our common stock.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California.

EXPERTS

The financial statements as of December 31, 2019 and 2020 and for each of the two years in the period ended December 31, 2020 incorporated by reference in this reoffer prospectus by reference to Udemy, Inc.’s Amendment No. 3 to the Registration Statement on Form S-1 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

The registrant’s Prospectus dated October 28, 2021, filed with the SEC on October 29, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-1, as amended (File No. 333-260042), which contains the registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•	The registrant’s Current Report on Form 8-K filed with the SEC on November 2, 2021.

•

The description of the registrant’s securities to be registered, which is contained in a registration statement on Form 8-A filed with the SEC on October 21, 2021 (File No. 001-40956) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. These reports and amendments thereto, and other information that we will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.udemy.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Amendment No.  3 to the registrant’s Registration Statement on Form S-1 filed with the SEC on October 27, 2021 (File No. 333-260042), which contains the registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•

The registrant’s Prospectus dated October 28, 2021, filed with the SEC on October 29, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-1, as amended (File No. 333-260042), which contains the registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•	The registrant’s Current Report on Form 8-K filed with the SEC on November 2, 2021.

•

The description of the registrant’s securities to be registered, which is contained in a registration statement on Form 8-A filed with the SEC on October 21, 2021 (File No. 001-40956) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in the corporation’s best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The Delaware General Corporation Law further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The amended and restated certificate of incorporation of the registrant provides for the indemnification of the registrant’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, the amended and restated bylaws of the registrant require the registrant to fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was a director or officer of the registrant serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the fullest extent permitted by applicable law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s amended and restated certificate of incorporation provides that the registrant’s directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director and that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his, her, or their dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the registrant has entered into separate indemnification agreements with each of the registrant’s directors and executive officers which would require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors or executive officers.

The registrant has obtained insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

These indemnification provisions and the indemnification agreements entered into between the registrant and the registrant’s officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the registrant.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

4.1	Specimen common stock certificate of the registrant.	S-1	333-260042	4.2	October 5, 2021

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	Udemy, Inc. 2010 Equity Incentive Plan, as amended, and related form agreements.	S-1	333-260042	10.2	October 5, 2021

* Filed herewith.

Item 9. Undertakings.

A.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 30th day of November, 2021.

UDEMY, INC.

By:	/s/ Gregg Coccari
Gregg Coccari
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg Coccari and Sarah Blanchard, and each of them, as such individual’s true and lawful attorney in fact and agent with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he, she or they might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Gregg Coccari Gregg Coccari	President, Chief Executive Officer, and Chairperson of the Board of Directors (Principal Executive Officer)	November 30, 2021

/s/ Sarah Blanchard	Chief Financial Officer	November 30, 2021
Sarah Blanchard	(Principal Financial Officer and Principal Accounting Officer)

/s/ Eren Bali	Director	November 30, 2021
Eren Bali

/s/ Kenneth Fox	Director	November 30, 2021
Kenneth Fox

/s/ Heather Hiles	Director	November 30, 2021
Heather Hiles

/s/ Lawrence Illg	Director	November 30, 2021
Lawrence Illg

/s/ Jeffrey Lieberman	Director	November 30, 2021
Jeffrey Lieberman

/s/ Lydia Paterson	Director	November 30, 2021
Lydia Paterson